NEGOTIATED EMPLOYMENT AGREEMENT AND GENERAL RELEASE
               ---------------------------------------------------

     This Negotiated Employment Agreement and General Release (referred to as "Negotiated Employment Agreement") is entered into this ____ day of ________________, 2002, by and between Randy J. Rose, (referred to as "MR. ROSE") and Eveready Battery Company, Inc. (referred to as "COMPANY") and Energizer Holdings, Inc.

     WHEREAS, MR. ROSE is an employee of the COMPANY in a key leadership and strategic position; and

     WHEREAS  Energizer  Holdings,  Inc. is the sole shareholder of COMPANY; and

     WHEREAS, COMPANY has decided to make management changes in response to business developments, but would benefit from MR. ROSE's assistance in transitioning to these changes; and

     WHEREAS, MR. ROSE and COMPANY are amicably limiting and concluding their employment relationship and wish to enter into this Negotiated Employment Agreement; and

     WHEREAS the Board of Directors of COMPANY have approved the terms of this Negotiated Employment Agreement,

     NOW THEREFORE, in consideration of the mutual promises contained in this Negotiated Employment Agreement, the parties agree as follows:

     1.     Employment  Terms,  subject  to  Paragraphs  4  and  5  below:
             -------------------------------------------------------------

     a. MR. ROSE shall execute a written resignation from his position as an officer of Energizer Holdings, Inc. and also as an officer and/or director of Eveready Battery Company, Inc. and any applicable affiliates or subsidiaries of Energizer Holdings, Inc. effective upon execution of this Agreement. This resignation letter shall be in line with COMPANY's specifications as set out in Attachment A to this Negotiated Employment Agreement and submitted to the Chief Executive Officer of COMPANY upon execution of this Negotiated Employment Agreement.

     b. Upon the effective date of the resignation set out in Paragraph 1(a) above, through March 31, 2004, MR. ROSE will be employed by COMPANY in the position of Director of Strategic Planning for Eveready Battery Company, Inc. MR. ROSE will be paid the base monthly salary he earned as of March 1, 2002, while he is on the COMPANY's payroll. MR. ROSE will assist in the transition of his former duties and perform such other duties or special projects that are specifically requested by the Chief Executive Officer of the Company or his designee.

     c. MR. ROSE agrees satisfactorily to perform his duties as assigned without disruption to COMPANY operations or injury to COMPANY's business operations or reputation.

     d. MR. ROSE will receive a bonus payment of three hundred two thousand four hundred dollars ($302,400), less legally required deductions, for Fiscal Year 2002 and in settlement for any bonus payments due for Fiscal Year 2001. MR. ROSE will not be eligible for or receive a bonus payment for Fiscal Year 2003 or Fiscal Year 2004. MR. ROSE's previous election to defer bonus payments into the Deferred Compensation Plan will continue to apply and such deferrals will be subject to Plan terms.

     e. The terms of the Amended Change of Control Employment Agreement entered into by COMPANY with MR. ROSE on November 19, 2001, hereby are voided and shall have no further force or effect on either MR. ROSE or COMPANY upon execution of this Negotiated Employment Agreement.

     f. Effective October 1, 2002, or mutually agreed other date, MR. ROSE need report to COMPANY's St. Louis offices to work only as specifically requested by the Chief Executive Officer of COMPANY in order to perform such other duties or special projects that are assigned by the Chief Executive Officer of the Company or his designee, if the Chief Executive Officer of COMPANY determines that MR. ROSE's physical presence would be necessary or beneficial for such work

     g. Effective March 31, 2004, MR. ROSE's employment will be terminated, he will be removed from the active payroll. For the purposes of COMPANY's benefit plans in which MR. ROSE participates at that time and other executive benefits, including but not limited to incentive stock option agreements, this termination will be deemed to be involuntary but not for cause.

     h.  Benefit  Plan  Participation.

          i. While he is on COMPANY's payroll, MR. ROSE shall continue to be able to participate in the benefit plans in which he is participating as of March 1, 2002. It is understood and agreed that nothing in this paragraph shall be construed to prevent Energizer Holdings, Inc. or COMPANY from terminating, modifying or reducing any of the benefit plans or incentive programs offered to employees of COMPANY during the course of this Negotiated Employment Agreement, as long as such action is not directed solely at MR. ROSE.

          ii. Pursuant to the terms of Paragraph 7b of the Split Dollar Agreement and Split Dollar Life Insurance Policy (Policy No. I20000087 issued by Security Equity Life Insurance Company, as amended) by and among Eveready Battery Company, Inc., Kenton R. Rose, Trustee of the Rose Family Irrevocable Trust U/I/T dated April 25, 1997, and MR. ROSE, COMPANY hereby elects not to terminate said Split Dollar Agreement upon MR. ROSE's removal from the payroll on March 31, 2004 or earlier date. COMPANY acknowledges that its obligations set forth in Paragraph 4 of said Split Dollar Agreement shall continue until such removal from the payroll, including its obligation to pay premiums with respect to the Split Dollar Policy, as set forth in the Premium Schedule. In addition, COMPANY covenants to pay premiums with respect to the Policy, in accordance with the Premium Schedule, following MR. ROSE's removal from COMPANY's payroll. Such continuation of payment by COMPANY, however, shall not be deemed to be a waiver or release of its rights under the Collateral Assignment and Paragraph 8 of the Split Dollar Agreement, and COMPANY shall be entitled to receive the Corporation's Premium Payment (as defined in the Split Dollar Agreement) upon the occurrence of any of the Events of Termination described in Paragraph 7a of the Split Dollar Agreement, other than those described in subsections (2) or (3) thereof. The parties understand and agree that COMPANY also shall retain the right to receive the Corporation's Premium Payment (as defined in the Split Dollar Agreement) at the beginning of the ninth year of the Policy anniversary as set out in the Premium Schedule.


          iii. COMPANY agrees that, upon reaching age 55, MR. ROSE shall be eligible for retiree benefits under COMPANY's Executive Life and Health Plans, to the extent that such programs are offered at that time. MR. ROSE also will be deemed eligible for retiree medical coverage under the Energizer Medical Plan including eligibility, or ineligibility, for any Company-paid subsidy of premium payments in accordance with his Company service date, when he reaches age 55, without regard to his years of service with the Company.

          iv. MR. ROSE is not entitled to and will not receive any other payments, including, but not limited to, severance, incentive or termination payments, from COMPANY or its affiliates or subsidiaries and will be deemed ineligible to participate in any such programs except as specifically identified in this Agreement.

     i. COMPANY will provide MR. ROSE with executive level Outplacement Service at no cost to MR. ROSE, if requested by MR. ROSE. The terms of such outplacement services, beginning availability date, and length of time available shall be determined by COMPANY in its sole discretion.

     j. Within two weeks after his removal from COMPANY's payroll, MR. ROSE will be paid for any unused, banked, or carryover paid time off (PTO) days, in accordance with Eveready policy in effect at the time. MR. ROSE will not earn or be entitled to any paid time off otherwise allocated on January 1, 2003, for time on the payroll in 2002, or on January 1, 2004, for time on the payroll in 2003.

     2.     Deferred  Compensation,  Stock  Awards,  Restricted Stock Equivalent
            --------------------------------------------------------------------
Award:
   --

     a. The terms of Energizer Holdings, Inc.'s Deferred Compensation Plan will apply to MR. ROSE's while he is on COMPANY's payroll and upon his termination of employment in 2004, or earlier date pursuant to Paragraphs 4 or 5 below, in accordance with that status as of his payroll removal date. It is understood that nothing in this paragraph shall be construed to prevent COMPANY from terminating, modifying or reducing the terms of its Deferred Compensation Plan during the course of this Negotiated Employment Agreement, as long as such action is not directed solely at MR. ROSE.

     b. MR. ROSE previously was granted certain non-qualified stock options by Energizer Holdings, Inc. The terms of those stock option agreements will continue to apply, in accordance with MR. ROSE's status as of his payroll removal date.

     c. Energizer Holdings, Inc. and MR. ROSE mutually executed a Restricted Stock Equivalent Award Agreement on May 8, 2000. Under the terms of this Restricted Stock Equivalent Award Agreement, stock equivalents credited to MR. ROSE shall convert to shares of Energizer Common Stock and be issued to MR. ROSE on August 22, 2003, provided that MR. ROSE is on COMPANY's payroll as of that date. Notwithstanding the terms of that Restricted Stock Equivalent Agreement, if MR. ROSE is removed from COMPANY's payroll prior to August 22, 2003, then the equivalents will convert to shares of Energizer Common Stock and be issued to MR. ROSE on the date that he is so removed. All other terms of the Restricted Stock Equivalent Awards shall continue to apply as drafted.

     3.  Pension  Benefit:
         ----------------

     MR. ROSE's retirement benefits under the Energizer Holdings, Inc. Retirement Plan and the Supplemental Retirement Plan, or any successor plans, will be calculated in accordance with the terms of each plan taking into account all relevant terms of such plans including, but not limited to, reduction factors for early retirement and social security offsets. It is understood that nothing in this paragraph shall be construed to prevent COMPANY or its affiliates and subsidiaries from reducing the rate of future accruals or terminating or modifying the terms of such retirement plans or successor plans, as long as such action is not directed solely at MR. ROSE.

     4. MR. ROSE and COMPANY understand and agree that, if MR. ROSE resigns or obtains and begins employment with another company prior to March 1, 2004,
                                    --------------------
COMPANY will terminate MR. ROSE immediately by removing MR. ROSE from COMPANY's payroll. Upon termination, MR. ROSE's benefits as an active employee will cease. Any remaining salary continuation through March 31, 2004, and bonus payment provided for in Paragraph 1(d), will be paid to MR. ROSE in a lump sum, less legally required deductions, within two weeks of MR. ROSE's last day on the payroll. Part-time employment or self-employment or occasional consultation shall not constitute beginning employment under this Paragraph, subject to the confidentiality and non-competition obligations set out in Paragraphs 6(e), 7, 9 and 10 below.

     5. MR. ROSE and COMPANY understand and agree that, if MR. ROSE obtains and begins employment within COMPANY or any of its affiliates or subsidiaries
                         --------------
prior to March 31, 2004 in another position, this Negotiated Employment Agreement will become null and void and, unless a new employment contract is executed in writing. In such event, COMPANY no longer will be obligated in any way to provide employment MR. ROSE on its payroll for any specific amount of time in the future or to pay the bonus payments set out in Paragraph 1(d) or any bonus payment.

     6.     Obligation  of  MR.  ROSE:
            -------------------------

     a. MR. ROSE shall notify COMPANY within two business days of being offered and accepting another full-time position, if MR. ROSE accepts a position to commence before March 31, 2004;

     b. MR. ROSE waives all claims to future employment with COMPANY except as provided in this Negotiated Employment Agreement. MR. ROSE will not seek re-employment with COMPANY and, if a third party identifies MR. ROSE as a candidate, COMPANY may reject such application. MR. ROSE and COMPANY understand and agree that, in the event of a change in control of COMPANY, this subsection may be subject to modification by specific written agreement between such successor, COMPANY, and MR. ROSE.

     c. MR. ROSE shall cooperate with and assist COMPANY whenever reasonably possible, so that all of his duties, responsibilities and pending matters can be transferred in an orderly way;

     d. MR. ROSE shall provide COMPANY with full cooperation and assistance, upon COMPANY's request, including testifying at all trials, when MR. ROSE might have relevant information. COMPANY shall pay MR. ROSE, at an hourly rate derived from MR. ROSE's base monthly salary during the term of this Negotiated Employment Agreement, for time expended in preparation of trial, including but not limited to review of records and files, attendance at and review of depositions, attendance at conferences with counsel, attendance at trial and assistance with post trial and appeal issues and matters and for any reasonable and necessary expenses because of his requested cooperation with and assistance to COMPANY.

     e. As a specific condition of this Negotiated Employment Agreement and in addition to the confidentiality provisions in Paragraph 7, MR. ROSE shall not disclose to any third party, including future employers or clients, material details derived from his present or former executive position with COMPANY that relate to COMPANY's past, present, or future strategic relations with actual or potential customers, including but not limited to customer contacts, pricing terms, sales strategies or marketing plans, unless MR. ROSE has received prior written consent of the Chief Executive Officer of COMPANY or COMPANY's Vice President for Human Resources. MR. ROSE understands and agrees that information subject to the limitations of this paragraph may include information not otherwise subject to the confidentiality provisions of Paragraph 7.

7.     Confidentiality  of  Information:
       --------------------------------

     MR. ROSE acknowledges that the information, observations and data relating to the formulation, processing, manufacturing, sale and marketing of COMPANY's battery and battery related products obtained by MR. ROSE during the course of MR. ROSE's employment with COMPANY, its subsidiaries and affiliated companies and its predecessors (the "Confidential Information") are confidential and the exclusive property of COMPANY/or such companies. MR. ROSE agrees that he will not disclose to any unauthorized persons or use for MR. ROSE's own account or for the benefit of any third party (other than COMPANY) any of such "Information" without COMPANY's prior written consent, unless and to the extent that such "Confidential Information" became generally known to and available for use by the public other than as a result of MR. ROSE's acts or failure to act. Such "Confidential Information", observations and data shall include, but not be limited to, COMPANY's and its affiliates current and planned information systems, the names, addresses or particular desires or needs of its customers, the structure of its markets, the prices charged for its services or products, its market share, marketing strategies and promotional efforts in any market, information concerning product development, manufacturing processes, research and development projects, formulas, inventions and compilations of information, records or specifications, information concerning future product or market developments, financial information, information regarding suppliers and costs of raw materials and other supplies, financing programs, overhead distribution and other expenses, or conversion costs. MR. ROSE understands and agrees that such "Confidential Information" is important, material and confidential, and that disclosure would gravely affect the successful conduct of COMPANY's and its affiliates' businesses. MR. ROSE and COMPANY's designated representative(s) may review and mutually agree upon copies of presentation components that are not, or will not be treated as, Confidential Information under this Negotiated Employment Agreement and MR. ROSE may retain either copies of such materials or the originals, with copies retained by COMPANY.

The  obligation  to  protect  Confidential  Information is on-going and does not
--------------------------------------------------------------------------------
expire  upon  the  termination  of  the  Parties'  contractual  relationship.
-----------------------------------------------------------------------------



     8. Subject to Paragraphs 4 and 5 above, by March 31, 2004, or mutually agreed earlier date, MR. ROSE warrants and represents that he will return and deliver to COMPANY's designated representative all memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to the business of COMPANY, its affiliates, and its predecessors which MR. ROSE possesses or has under his possession now or in the future, including, but not limited to, computer hardware, software, data and disks, draft books, memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to COMPANY, office equipment and supplies, credit cards, cash advances and, if applicable, any outstanding final expense report.

     9.     Non-Interference  and  Related  Agreements:
            ------------------------------------------

     a. For the duration of this Negotiated Employment Agreement and a period of twelve (12) months after MR. ROSE is removed from COMPANY's payroll, MR. ROSE shall not (i) induce or attempt to induce any employee of COMPANY to leave the employ of COMPANY or in any way interfere with the relationship between COMPANY and its employees or (ii) induce or attempt to induce any customer, supplier, distributor, broker or other business relation of COMPANY to cease doing business with the COMPANY, or in any way interfere with the relationship between any customer, supplier, distributor, broker or other business relation and COMPANY.

     b. COMPANY agrees that its representatives will not make any false or defamatory statements regarding MR. ROSE to employees of COMPANY, its affiliates or subsidiaries, its customers, suppliers, and/or agencies.


     10.     Non  Competition
             ----------------

     a. For the duration of this Negotiated Employment Agreement and a period of twelve (12) months after MR. ROSE is removed from COMPANY's payroll, MR. ROSE will not compete against COMPANY in COMPANY business. An earlier payroll removal date pursuant to Paragraphs 4 or 5 shall not shorten the applicable time period pursuant to this Paragraph.
     b.  Definition  of  "COMPANY  Business"
         -----------------------------------
     For purposes of this Negotiated Employment Agreement, the term "COMPANY Business" shall mean any of the following business activities by a company through a business or facility: (i) manufacturing, marketing, distributing and/or consulting on and or operating a facility for, the manufacturing, processing, marketing or distributing of batteries, lighting products, rechargeable batteries and related battery and lighting products; (ii) purchasing or producing materials for use as, and marketing and distributing and/or consulting on the purchasing, producing or marketing or distributing of such products or materials; and (iii) marketing and distributing, and/or consulting regarding the marketing or distributing, of such related products or materials. This obligation extends to the products and/or methods that presently are used, or were used, or are or were under development or consideration, whether or not completed, for use in COMPANY Business as of the date MR. ROSE's employment ends for any reason. MR. ROSE understands that this definition applies only to this Negotiated Employment Agreement. Any other restrictions on competition in other plan, policies or arrangements, including, but not limited to, those restrictions in the Deferred Compensation Plan for Key Employees, shall continue to apply as they exist now or may be modified by COMPANY in the future, as long as such modifications are not directed solely at MR. ROSE.

     c. For the purpose of this Negotiated Employment Agreement, to "compete" means to accept or begin employment with, advise, finance, own (partially or in whole), consult with, or accept an assignment through an employer with any third party worldwide in a position involving or relating to COMPANY Business.


     d. This Negotiated Employment Agreement does not prevent MR. ROSE from buying or selling shares of stock in any company that is publicly listed and traded in any stock exchange or the over-the-counter market. However, MR. ROSE may not use Confidential Information to engage in, or induce others to engage in, insider trading as prohibited by federal and state securities laws.

     11.     Release  and  Waiver:
             --------------------

          The promises and payments contained in this Agreement, including Paragraphs 1 (except Paragraph 1(j)), 2, and 4 above, are in addition to any wages to which MR. ROSE already is entitled because of his work for COMPANY.
MR. ROSE agrees to accept the promises and terms in these Paragraphs in consideration for the settlement, waiver and release and discharge of any and all claims or actions against Energizer Holdings, Inc. and COMPANY, including their affiliates, subsidiaries, holding companies, directors, officers, employees, and agents, arising under any federal, state, or local statute, law, or regulation pertaining to employment discrimination on the basis of age, religion, disability, marital status, or any other reason established by law, including any claim of actual or constructive wrongful discharge.


12.     Promise  Not  to  Sue:
        ---------------------

      a.  MR.  ROSE  makes  the  following  promises  not  to  sue:

          i. MR. ROSE releases, settles and forever discharges Energizer Holdings, Inc. and COMPANY, including their affiliates, subsidiaries, holding companies, directors, officers, employees, and agents, from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not MR. ROSE currently knows of them, which might have arisen from MR. ROSE's employment with and retirement from COMPANY and which may be brought by MR. ROSE or another person or agency on MR. ROSE's behalf. This includes, but is not limited to, any claim MR. ROSE might raise under contract or tort law for actual or constructive wrongful discharge, except those claims which the parties specifically have
                 ------
     excluded from this release and identified in Paragraph 14 below and except for a breach by COMPANY of a material provision of this Agreement.

          ii MR. ROSE expressly releases Energizer Holdings, Inc. and COMPANY, including their affiliates, subsidiaries, holding companies, directors, officers, employees, and agents, from any and all legal liability and waives all claims, demands, or causes of action which MR. ROSE, or any person or agency acting on MR. ROSE's behalf, may have against COMPANY, its agents, representatives, and employees under all federal, state, and/or local laws regulating employment, including but not limited to, all discrimination claims under the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Civil Rights Act known as 42 USC 1981, the Handicap Discrimination Act, the Missouri Human Rights Act, as amended, Section 213.010 et seq., the Missouri Service Letter Statute, as amended, Section 290.140 R.S.Mo., the Family and Medical Leave Act of 1994, and the Older Worker Benefit Protection Act.

     b. The COMPANY releases, settles, and forever discharges MR. ROSE from any and all claims, causes of actions, rights demands, debts, or damages of whatever nature, whether or not COMPANY currently knows them, which might have arisen from MR. ROSE's actions or omissions within the scope of his duties during his employment with the COMPANY and retirement from COMPANY and which may be brought by the COMPANY or another person or agency on the COMPANY's behalf. This includes, but is not limited to, any claim COMPANY might raise under contract or tort law and also includes any claims arising under federal, state, and/or local laws regulating employment.


     13.     Remedy  for  Violation:
             ----------------------

     a. In the event that MR. ROSE brings a cause of action against COMPANY in violation of Paragraphs 11 and 12 above, MR. ROSE understands and agrees to place in an escrow account an amount equal to any settlement or separation payment paid to MR. ROSE pursuant to this Agreement (except for payments pursuant to Paragraph 1(j)) while said cause of action is in litigation. If a court of competent jurisdiction determines that MR. ROSE should not have brought such a cause of action because it is without merit and/or prohibited by MR. ROSE's promises in this Agreement, then MR. ROSE shall repay to COMPANY any settlement payment(s) being held in the escrow account, as well as an amount, with interest, equal to any salary continuation after MR. ROSE is released from regular full-time duties and responsibilities, other discretionary payments or services that are paid to or provided to MR. ROSE as consideration for the promises made by MR. ROSE in this Agreement, and attorneys fees incurred by COMPANY defending its actions and this Agreement, in addition to any other damages the Court may deem proper.

     b. MR. ROSE further understands that any breach of Paragraphs 6(e), 7, 9 and 10 of this Agreement could cause irreparable harm to the COMPANY. MR. ROSE agrees that COMPANY has the right to seek an injunction to prevent violation of MR. ROSE's obligations under this Agreement, in addition to COMPANY's right to seek the remedies at law described in subsection (a) above.


     14.     Excluded  Claims:
             ----------------

          This Agreement shall not affect MR. ROSE's right to raise any claims based on any Social Security, or Workers' Compensation laws, or based on the terms in effect at the time the claim is raised of the Energizer Holdings, Inc. Retirement Plan, Supplemental Retirement Plan, Deferred Compensation Plan, Savings Investment Plan, Executive Savings Investment Plan, Executive Life and Health Plans, retiree benefits under the Energizer Medical Plan, and any and all other executive or employee benefit plans or programs through which he may be legally entitled to benefits as a result of his employment with COMPANY or subsequent retirement.


     15.  Benefit  Earnings:
         -----------------

     It is understood and agreed that only the salary continuation and payments identified in Paragraphs 1(b), (d), and (j) will be considered benefit earnings for applicable benefit plans maintained by COMPANY. Any other monies paid to MR. ROSE pursuant to this Negotiated Employment Agreement shall not constitute earnings for benefit plan purposes.

     16.     Confidentiality:
             ---------------

          MR. ROSE agrees not to talk about, write about, or otherwise disclose the existence of this Negotiated Employment Agreement, the terms of this Negotiated Employment Agreement, or any fact concerning its negotiation, execution, or implementation to any person, firm, or corporation, other than to MR. ROSE's spouse, financial advisor or attorney, unless MR. ROSE is required to do so by federal, state, or local law, or by a court of competent jurisdiction. If MR. ROSE discloses the terms of this Negotiated Employment Agreement to MR. ROSE's spouse, financial advisor or attorney, MR. ROSE shall advise that confidentiality is an essential part of this Negotiated Employment Agreement and advise each that they are bound by the confidentiality clause. MR. ROSE understands that COMPANY has disclosed, or will disclose, the terms of this Negotiated Employment Agreement to its Board of Directors and such other COMPANY employees as COMPANY deemed necessary to implement and administer its terms and that COMPANY will disclose the terms of this Negotiated Employment Agreement as required by Security Exchange Commission regulation or if COMPANY reasonably concludes that it is legally bound to do so for other reason, including but not limited to application of subpoena or order from a court of competent jurisdiction.

     17.     Entire  Agreement:
             -----------------

          This Negotiated Employment Agreement is intended to finally and fully define and conclude the employment relationship between MR. ROSE and COMPANY and may be amended only by an agreement in writing signed by the parties hereto. This Negotiated Employment Agreement shall not be interpreted as an admission by COMPANY, its affiliates or its subsidiaries or MR. ROSE of any wrongdoing or any violation of federal, state or local law, regulation, or ordinance. The COMPANY specifically denies that it, or its agents, supervisors, representatives, or employees of COMPANY, its affiliates or subsidiaries, have ever committed any wrongdoing whatsoever against MR. ROSE. MR. ROSE specifically denies that he ever has committed any wrongdoing whatsoever against COMPANY or its affiliates, subsidiaries, employees, customers, or suppliers.

     18.     Effect  in  the  Event  of  Unenforceability:
             --------------------------------------------

          If, at the time of enforcement of any of the provisions of this Negotiated Employment Agreement, but particularly Paragraphs 6(e), 7, 9, and 10 above, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under the circumstances will be substituted for the stated period, scope or area.

     20.     Severability:
             ------------

          In the event that any provision shall be held to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction it is agreed such invalidity or unenforceability shall not affect any other provision of this Negotiated Employment Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.


     21.     Governing  Law:
             --------------

          This Negotiated Employment Agreement will be governed by the internal law of the State of Missouri and not its law of conflicts.

     22.     Voluntary  Nature  of  Employment  Agreement:
             --------------------------------------------

          MR. ROSE expressly acknowledges that he understands all the terms and effects of this Negotiated Employment Agreement and is entering voluntarily into this Negotiated Employment Agreement. MR. ROSE expressly acknowledges that the COMPANY has given him at least twenty-one (21) days to consider this Negotiated Employment Agreement as originally presented and that the COMPANY also has given him the opportunity to discuss all aspects of this Negotiated Employment Agreement with an attorney before signing this Negotiated Employment Agreement. MR. ROSE states that he has discussed this Negotiated Employment Agreement or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) calendar days and any further opportunity to discuss this Negotiated Employment Agreement with an attorney before signing it.

     23.     Right  of  Revocation:
             ---------------------

          MR. ROSE may revoke his acceptance within seven (7) calendar days after signing this Negotiated Employment Agreement. MR. ROSE's notice of revocation must be given to the Vice President, Human Resources, of the COMPANY in writing within seven (7) calendar days after signing this Negotiated Employment Agreement in order to be valid and effective. If MR. ROSE does revoke this Negotiated Employment Agreement, neither MR. ROSE nor COMPANY will be required to satisfy any of the terms of this Negotiated Employment Agreement. If MR. ROSE has not revoked his acceptance within seven (7) calendar days, this
                 ---
Negotiated  Employment  Agreement's  effectiveness  will  become  final.


                                        EVEREADY BATTERY  COMPANY,  INC.
MR.  ROSE                               and
                                        ENERGIZER  HOLDINGS,  INC.


--------------------------              By:
Randy  J.  Rose                            Peter  J.  Conrad
                                           Vice President, Human Resources
                                           Eveready Battery Company, Inc.

Signed this _________  day of              Signed this  _________  day  of
___________________,  2002.               ___________________,  2002.

Witness:     ________


Dated:                         _________________
                               -----------------

------

                                  ATTACHMENT A
                                  ------------




                                   RESIGNATION
                                   -----------



     I, Randy J. Rose, hereby resign my position as an Officer of the following entities as of March 18, 2002:

     Energizer  Holdings,  Inc.
     Eveready  Battery  Company,  Inc.


     It has been an honor to serve as an Officer of Energizer Holdings, Inc. and Eveready Battery Company, Inc., and I will be assisting in effecting a smooth transition of all responsibilities between now and my departure pursuant to my negotiated employment agreement with the Company.

     Thank  you  for  your  support  during  my  tenure  with  Energizer.



                              Respectfully,



                              _______________________________
                              Randy  J.  Rose               Date